Exhibit 77D: Policies with respect to security investments

Morgan Stanley Mortgage Securities Trust
Morgan Stanley Mortgage Securities Trust made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on April 24, 2013 (accession number 0001104659-13-032343) and incorporated by reference herein.